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EXHIBIT 23.0

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

        We consent to the incorporation by reference in Registration Statements No. 333-84473 and 333-57052 of Oriental Financial Group Inc. on Forms S-8 of our report dated August 2, 2002, incorporated by reference in the Annual Report on Form 10-K of Oriental Financial Group Inc. for the year ended June 30, 2002.

Deloitte & Touche LLP
San Juan, Puerto Rico
September 9, 2002

Stamp No. 1837062

affixed to original.

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  EXHIBIT 23.0